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                                                               Exhibit 99(j)(ii)



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Matthews International Funds comprising, respectively, the Matthews Pacific Tigers Fund, Matthews Asian Growth and Income Fund, Matthews Korea Fund, Matthews Dragon Century China Fund, and Matthews Japan Fund and to the use of our report dated October 1, 1999 on the financial statements and financial highlights. Such financial statements and financial highlights are incorporated by reference in the Statement of Additional Information, which is a part of such Registration Statement.





                                          TAIT, WELLER & BAKER


PHILADELPHIA, PENNSYLVANIA
DECEMBER 20, 1999